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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): AUGUST 28, 2002


                          THE MIIX GROUP, INCORPORATED
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             (Exact Name of Registrant as Specified in its Charter)


        DELAWARE               001-14593             22-3586492
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       (State or Other        (Commission           (IRS Employer
       Jurisdiction of        File Number)          Identification No.)
        Incorporation)


                                TWO PRINCESS ROAD
                         LAWRENCEVILLE, NEW JERSEY 08648
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (609) 896-2404


                                    N/A
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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Item 2.     Acquisition or Disposition of Assets.

      On August 28, 2002, the Company and certain of its affiliates entered into a series of contracts with MIIX Advantage Holdings, Inc. ("MAHI") and MIIX Advantage Insurance Company of New Jersey ("MANJ"), relating to, among other things, the transfer of insurance policy renewal rights to MANJ and the use of the "MIIX" name and associated marks by MAHI and MANJ. In connection with the transaction, the Company also agreed to provide certain management services to MANJ.

      The material contracts involved in the transaction include: (a) a Management Services Agreement, (b) a Non-Competition and Renewal Rights Agreement, and (c) an Intellectual Property License Agreement (collectively, the "Agreements").

      Management Services Agreement

      Pursuant to the Management Services Agreement, New Jersey State Medical Underwriters, Inc. ("Underwriters"), a wholly-owned subsidiary of the Company, will provide management and operational services to MANJ for an initial term of eight years, which may be extended for additional five-year terms. In exchange, MANJ agreed to pay Underwriters an amount equal to the direct costs incurred by Underwriters in providing the services, an allocated amount of overhead costs, and an incentive payment based on the ratio of MANJ's operating expenses to premium revenues. The Management Services Agreement is attached hereto as
Exhibit 99.1.

      Non-Competition and Renewal Rights Agreement

      Pursuant to the Non-Competition and Renewal Rights Agreement, (i) the Company and its affiliates agreed not to compete with MANJ in connection with its New Jersey physician insurance business, (ii) MANJ is permitted to issue insurance policies to the Company's former policyholders after their current policies expire, and (iii) MAHI and MANJ agreed not to engage in activities other than providing medical professional liability and associated general liability insurance to eligible New Jersey physicians. In exchange, MANJ agreed to pay to the Company a commission for each MANJ policy issued to a former policyholder of the Company. The amount paid to the Company for each policy will be (i) ten percent (10%) of the gross written premiums received by MANJ, if no other commissions are payable by MANJ to an unaffiliated broker with respect to the policy, or (ii) three percent (3%) of the gross written premiums received by MANJ, if any other commissions are payable by MANJ to an unaffiliated broker. MANJ has agreed to use its best efforts to issue insurance policies to the Company's former policyholders after their current policies expire. The Non-Competition and Renewal Rights Agreement is attached hereto as Exhibit 99.2.

      Intellectual Property License Agreement

      Pursuant to the Intellectual Property License Agreement, MAHI and MANJ may use the "MIIX" name, associated service marks and certain other intangible assets of Underwriters (which holds the intellectual property assets of the Company and its affiliates), in connection with providing medical professional liability and associated general liability insurance to eligible New Jersey physicians. In exchange, MANJ will pay $2,000,000 to Underwriters. The Intellectual Property License Agreement is attached hereto as Exhibit 99.3.

      Method for Determining Consideration

      In the case of each of the agreements described above, the amounts payable by MAHI and/or MANJ to the Company or its affiliates were negotiated in an arm's length process by the parties thereto, and were based on terms found in comparable transactions. Also, as part of the transactions, MAHI and MANJ
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agreed to reimburse the Company for the fees and expenses incurred by the
Company in connection with the formation and capitalization of MAHI and MANJ. The agreements were submitted to the New Jersey Department of Banking and Insurance and some of the terms in the agreements reflect requests made by the Department of Banking and Insurance. Finally, the Company received an opinion from an independent investment bank engaged by the Company stating that, subject to other provisions contained in such opinion, the consideration to be received by the Company in connection with the Agreements is fair, from a financial point of view, to the Company. A copy of that opinion is attached hereto as Exhibit 99.4.

      Relationships between MAHI and MANJ and the Company

      The boards of directors of MAHI and MANJ will be identical, and each will consist of at least eight (8) and no more than fourteen (14) directors. The service of members of the Company's board of directors on the MAHI board of directors shall be limited as follows: no more than eight (8) in 2003, no more than seven (7) in 2004, no more than six (6) in 2005 and no more than five (5) in 2006. Currently, 8 of the 12 directors on each of the MAHI and MANJ boards are members of the Company's board of directors.
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SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE MIIX GROUP, INCORPORATED


                                        By:  /s/ Catherine E. Williams
                                           ---------------------------------
                                             Catherine E. Williams
                                             Senior Vice President and Secretary

September 12, 2002
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                                  EXHIBIT INDEX

Exhibit No.                         Description
-----------                         -----------
99.1                                Management Services Agreement

99.2                                Non-Competition and Renewal Rights Agreement

99.3                                Intellectual Property License Agreement

99.4                                Opinion of Fox-Pitt, Kelton Inc.

99.5                                Consent of Fox-Pitt, Kelton Inc.